UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700, Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, Nexstar Media Group, Inc. (the “Company”) announced the appointment of Bernadette S. Aulestia, 47, as a member of the Board of Directors (the “Board”) of the Company, effective January 27, 2021. Ms. Aulestia will serve as a Class I Director and will stand for election at the 2022 annual meeting of shareholders and will also serve on the Board’s compensation committee. The Board determined that Ms. Aulestia satisfies the independence requirements of applicable NASDAQ and Securities and Exchange Commission rules.

Ms. Aulestia’s qualifications to serve as a director include her over 20 years of senior leadership experience in the areas of strategic planning, operations, distribution and the development of strategic marketing plans for the Hispanic, African-American, and Asian consumer. From 2015 to 2019, Ms. Aulestia served as President of Global Distribution. Prior to that, Ms. Aulestia was Executive Vice President, Domestic Network & Digital Distribution since 2013 where she oversaw all affiliate sales and marketing efforts for Verizon, AT&T, DirecTV and DISH Network as well as HBO’s Affiliate Marketing group. Prior to that, Ms. Aulestia served as Senior Vice President of HBO’s Digital Distribution group. Ms. Aulestia also served on the Board of Directors of HBO Latin America Group from 2015 to 2019. She currently serves as an Independent Board Director for Denny’s Corporation (Nasdaq: DENN) where she is a member of the Nominating and Governance Committee and Executive Sponsor of the Diversity, Equity and Inclusion Council. Ms. Aulestia also serves as an Independent Board Director of Candoo Tech and as a Member of the Board of Directors of Angeles Investors.

The elements of Ms. Aulestia’s compensation as a member of the Board will be consistent with other non-employee members of the Board, as disclosed in the Company’s Schedule 14A definitive proxy statement filed on April 29, 2020. Additionally, there are no transactions involving the Company and Ms. Aulestia that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On January 27, 2021, the Company issued a press release announcing the election of Ms. Aulestia to the Board, as described under Item 5.02, above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. The information included in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Nexstar Media Group, Inc. issued on January 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: January 28, 2021	Name:	Thomas E. Carter
	Title:	President, Chief Operating Officer and Chief Financial Officer

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